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                                                                  Exhibit 10.5


                                AMENDMENT NO. 1
                                     TO THE
                           NOBLE DRILLING CORPORATION
                      1992 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         Pursuant to the provisions of Section 5.1 of the Noble Drilling Corporation 1992 Nonqualified Stock Option Plan for Non- Employee Directors (the "Plan"), the Plan is hereby amended as follows:

         1. Restate Section 3.02(d) of the Plan in its entirety to read as follows:

                 (d) Option Period. Each Option shall be exercisable from time to time over a period (i) commencing upon the earlier of (A) the date that is one year following the Grant Date of such Option and (B) the day immediately prior to the date of the next annual meeting of stockholders occurring following such Grant Date, provided that the date of such annual meeting of stockholders is at least 355 days after such Grant Date, and (ii) ending upon the expiration of ten years from the Grant Date (the "Option Period"), unless terminated sooner pursuant to the provisions described in Section 3.02(e) below.

         2. Restate Section 3.02(g) of the Plan in its entirety to read as follows:

                 (g) Agreement to Continue in Service. Each Optionee shall agree to remain in the service of the Company, at the pleasure of the Company's stockholders, for a continuous period extending at least through the earlier of (i) the date that is one year following the Grant Date of the Option and (ii) the day immediately prior to the date of the next annual meeting of stockholders occurring following such Grant Date, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in the Plan or in any stock option agreement evidencing an Option shall confer upon such Optionee any right to continue as a Director.


                                               NOBLE DRILLING CORPORATION


                                               By: /s/ JAMES C. DAY
                                                   -----------------------------
                                                   James C. Day
                                                   Chairman, President and Chief
                                                      Executive Officer
Date: July 28, 1994